UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 9, 2005

Mirant Mid-Atlantic, LLC

(Exact name of registrant as specified in charter)

Delaware	N/A	51-2574140
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1155 Perimeter Center West, Suite 100, Atlanta, Georgia		30338
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (678) 579-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03  Bankruptcy or Receivership

On July 14, 2003 and various dates thereafter (collectively, the “Petition Date”), Mirant Corporation (“Mirant”) and 83 of its direct and indirect subsidiaries in the United States, including Mirant Mid-Atlantic, LLC (collectively, the “Debtors”) filed with the United States Bankruptcy Court for the Northern District of Texas, Fort Worth Division (the “Bankruptcy Court”) voluntary petitions for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code (as amended, the “Bankruptcy Code”), 11 U.S.C. §§ 101-1330 (“Chapter 11”), commencing the case In re Mirant Corporation et al., Case No. 03-46590 (DML).  Since the Petition Date, the Mirant Debtors have continued to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

The Office of the United States Trustee appointed the Committee of Unsecured Creditors for Mirant (the “Corp. Committee”) and the Committee of Unsecured Creditors of Mirant Americas Generation, LLC (the “MAG Committee”).  The Office of the United States Trustee also established a Committee of Equity Security Holders of Mirant (the “Equity Committee”).  Pursuant to an order of the Bankruptcy Court, the Office of the United States Trustee appointed William K. Snyder as the examiner in these Chapter 11 Cases.

On December 9, 2005, the Bankruptcy Court entered an order (Docket No. 12569) (the “Confirmation Order”) approving and confirming the Amended and Restated Second Amended Joint Chapter 11 Plan of Reorganization of Mirant Corporation and its Affiliated Debtors (the “Plan”), as attached to the Confirmation Order.  Capitalized terms used but not defined herein have the meanings ascribed to them in the Plan.  The effective date of the Plan is anticipated to be on or about January 3, 2005; however, the Debtors can make no assurances as to when, or ultimately if, the Plan will become effective.  It is also possible that additional technical amendments could be made to the Plan prior to effectiveness.  A copy of the Confirmation Order, to which the Plan is attached as Exhibit 1, is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The following is a summary of the material terms of the Plan.  This summary only highlights certain provisions of the Plan and is not intended to be a complete description of, or a substitute for, a full and complete reading of the Plan.  This summary is qualified in its entirety by reference to the full text of the Plan.

A.                                    Summary of the Plan of Reorganization

ELEMENTS OF THE PLAN

The Plan includes the following key elements:

•                  the Debtors’ business will continue to be operated in substantially its current form, subject to certain internal structural changes;

•                  the consolidated business will have approximately $4,433,000,000 of debt (as compared to approximately $9,100,000,000 of debt at the commencement of the Chapter 11 Cases), comprised of (1) $1,039,000,000 of debt obligations associated with non-debtor international subsidiaries of Mirant; (2) $144,000,000 of miscellaneous domestic indebtedness; (3) $1,700,000,000 of reinstated debt at Mirant Americas Generation, LLC (“MAG”); and (4) $1,550,000,000 of new debt issued by Mirant North America, LLC, a newly formed intermediate holding company under MAG (“Mirant North America,” which is referred to in the Plan as “New MAG Holdco”). The foregoing amounts exclude (a) the obligations of Mirant Mid-Atlantic, LLC (“MIRMA”) under the lease-financing transactions covering two generating facilities in Maryland, and (b) any amounts drawn on a new $800,000,000 senior secured revolving credit facility that is part of the Exit Facility being provided to Mirant North America under the Plan;

•                  in settlement of the pre-petition intercompany claims and potential causes of action arising from the complex historical relationships between and among the Debtors, (1) the Estates of Mirant and all of its subsidiaries that filed voluntary petitions for relief under Chapter 11 (excluding MAG and its Debtor-subsidiaries) (collectively, the “Mirant Debtors”) will be treated as comprising a single estate, (a) eliminating any distributions under the Plan in respect of pre-petition intercompany claims between and among the Mirant Debtors, and (b) limiting a creditor holding a base claim against a Mirant Debtor and a guarantee of such base claim from another Mirant Debtor to a single recovery thereon; (2) the Estates of MAG and its subsidiaries who filed petitions for relief under Chapter 11 (collectively, the “MAG Debtors”), excluding any MAG Debtors that remain in bankruptcy, will be treated as a single estate, eliminating intercompany claim distributions and multiple recoveries on guarantee claims, as described in (a) and (b) above with respect to the Mirant Debtors; and (3) all claims and actions between the Mirant Debtors and the MAG Debtors (other than the Intercompany Claims held by or against the Excluded Debtors (defined and described below)) will be released;

•                  as a part of the consideration to be paid to certain holders of Claims and Equity Interests, the following debt, equity and rights will be issued under the Plan: shares of common stock to be issued or reserved for issuance by New Mirant (“New Mirant Common Stock”), warrants issued to the holders of Allowed Mirant Debtor Class 5 – Equity Interests to purchase up to an additional 10% of the New Mirant Common Stock (the “New Mirant Series A Warrants”), warrants issued to holders of the Subordinated Notes to purchase up to an additional 5% of the New Mirant Common Stock (the “New Mirant Series B Warrants,” and together with the New Mirant Series A Warrants, the “New Mirant Warrants”),  MAI Series A Preferred Shares, MAI Series B Preferred Shares and New MAG Holdco Notes.

•                  Mirant shall contribute (or cause to be contributed) additional value to MAG, including (1) the transfer of certain assets and liabilities of the trading and marketing business to Mirant North America in return for $250,000,000 in Cash; (2) the transfer of Mirant Potomac River, LLC to Mirant Chalk Point, LLC (“Mirant Chalk Point”) and the transfer of Mirant Peaker, LLC (“Mirant Peaker”) to MIRMA and the subsequent merger of Mirant Peaker into Mirant Chalk Point, (3) the transfer of Mirant Zeeland, LLC to Mirant North America, and (4) commitments to make capital contributions: (a) through the issuance by Mirant Americas, Inc. (“MAI”) of up to $265,000,000 of MAI Series A Preferred Shares redeemable by MIRMA to fund environmental capital expenditures and (b) through the issuance by MAI of $150,000,000 of MAI Series B Preferred Shares redeemable by MAG to support the refinancing of its notes due 2011;

•                  Mirant Bowline, LLC, Mirant New York, Inc., Mirant Lovett, LLC, Mirant NY-Gen, LLC and Hudson Valley Gas Corporation (the “Excluded Debtors”) will remain in Chapter 11 until certain litigation matters are resolved by settlement or through litigation and, accordingly, the Confirmation Hearing with respect to the Plan is deemed to exclude the Excluded Debtors from the MAG Debtors and the Confirmation Hearing with respect to such MAG Debtors is adjourned until further notice or order of the Bankruptcy Court;

•                  the MIRMA leveraged leases will be assumed in accordance with the Plan and certain interpretations of the Bankruptcy Court;

•                  substantially all of the Assets of Mirant will be transferred to New Mirant, which will serve as the corporate parent of the Debtors’ business enterprise on and after the effective date of the Plan (the “Effective Date”) and which shall have no successor liability for any unassumed obligations of Mirant; similarly, the trading and marketing business of the Trading Debtors shall be transferred to Mirant Energy Trading, LLC (“MET”), which shall have no successor liability for any unassumed obligations of the Trading Debtors; and

•                  after the transfers of Assets described above, Mirant and the Trading Debtors will be transferred to a trust created under the Plan (the “Plan Trust”) and any and all non-dischargeable obligations or claims neither treated nor provided for under the Plan, and the BEWAG Contract, will ride through the Plan and the Chapter 11 Cases.  Such claims and obligations will remain contingent liabilities of Mirant and/or the Trading Debtors which will each be owned by the Plan Trust.

IMPLEMENTATION OF THE PLAN

Mirant will undertake three proposed transactions in order to implement the Plan.  Each of these transactions will be comprised of a number of individual steps.  The following is a summary of the three transactions:

1.               The Intercompany Debt Restructuring Transaction

Certain pre-petition Intercompany Claims (with the exception of Intercompany Claims held or owned by Debtors remaining in Chapter 11) will be resolved, forgiven, or satisfied pursuant to the Plan.  The intercompany debt restructuring transaction set forth in Sections 2.1 and 2.3 of the Plan and in Article VIII of the Plan will include steps that are taken both apart from and concurrent with the consummation of a series of transactions in connection with the implementation of the Plan (the “Fresh Structure Transaction”).

2.               The Fresh Structure Transaction

To facilitate the financing of the restructuring, increase efficiencies and simplify the corporate structure of the Company, the transactions contemplated by the Plan will create additional public registrants of debt and equity securities with the Securities and Exchange Commission (the “SEC”).

A.                                   The four SEC registrants will include: (i) Newco 2005 Corporation (“New Mirant”), which will change its name to Mirant Corporation upon emergence; (ii) MAG; (iii) MIRMA; and (iv) Mirant North America.

B.                                     Mirant North America will be formed through the following actions: (i) Mirant California Investments, Inc. will convert into a limited liability company and its name will be changed to Mirant North America, LLC; (ii) each of Mirant New England, Inc. and Mirant Texas Investments, Inc. will be merged with and into Mirant North America; and (iii) various Assets, including all of the interests in Mirant Peaker, LLC, Mirant Potomac River, LLC, and Mirant Zeeland, LLC will be contributed directly or indirectly to Mirant North America.

C.            The following entities will be eliminated or converted into entities that are disregarded for U.S. federal income tax purposes to simplify Mirant’s organizational structure, maximize value, and preserve tax attributes: (i) Mirant Texas Management, Inc.; (ii) Mirant Sugar Creek Ventures, Inc.; (iii) Mirant Sugar Creek Holdings, Inc.; (iv) Mirant Central Texas LP; (v) Mirant Parker LLC; (vi) Mirant Wichita Falls Investments, Inc.; (vii) Mirant Wichita Falls Management, Inc.; (viii) Mirant Michigan Investments, Inc.; (ix) Mirant D.C. O&M, LLC; (x) Mirant Mid-Atlantic Services, LLC; (xi) Mirant Capital Management, LLC; (xii) Mirant Danville, LLC; (xiii) Mirant Gastonia, LLC; (xiv) Mirant Americas Development, Inc.; (xv) Mirant Americas Energy Marketing Investments, Inc.; (xvi) Mirant Americas Production Company; (xvii) Mirant Investments Europe UK, Inc.; (xviii) Mirant Holdings Europe UK, Inc.; and (xix) Mirant Peaker, LLC.

3.               The Bankruptcy Trust Formation Transaction

Steps will be undertaken to segregate certain assets (including ownership interests in certain entities) and unresolved claims for transfer to the Plan Trust, in which one or more Qualified Charities (defined and described in the Plan Trust) as determined by the trustees, will own the beneficial interests.  Concurrent with the implementation of the transactions contemplated by the Plan, all shares of Mirant stock will be cancelled, and one new share of Mirant stock will be issued to the Plan Trust.  The Plan Trust, as sole shareholder of Mirant, will cause Mirant to convert into a limited liability company promptly after emergence.

PLAN TREATMENT

The following chart summarizes the estimated Plan Distributions to each class on the Distribution Date (unless otherwise provided).  The chart is not a complete description of the treatment of any class of Claims or Equity Interests.  For a more detailed discussion of the treatment of Claims against, and Equity Interests, the Debtors, see Article V of the Plan.

UNCLASSIFIED CLAIMS

Classes of Claims	Treatment of Classes of Claims

Administrative Claims (includes costs of the Chapter 11 Cases and expenses of operation as specified in sections 503(b) and 507(a)(1) of the Bankruptcy Code, including DIP Claims, cure obligations with respect to assumed executory contracts and leases, any outstanding statutory fees, certain amounts owed under the California Settlement, estimates for earned but unpaid fees as of December 31, 2005 for certain professionals providing restructuring services to the Debtors, the Corp Committee, the MAG Committee, the Equity Committee, the MAG Ad Hoc Committee, Phoenix, the Old Indenture Trustees and the Examiner, and a

On the Distribution Date, each holder of an Allowed Administrative Claim shall receive: (a) the amount of such holder’s Allowed Claim in one Cash payment, or (b) such other treatment as may be agreed upon in writing by the Debtors and such holder; provided, that such treatment shall not provide a return to such holder having a present value as of the Effective Date in excess of such holder’s Allowed Administrative Claim; provided, further, that an Administrative Claim representing a liability incurred in the ordinary course of business of the Debtors may be paid at the Debtors’ election in the ordinary course of business.

$19,000,000 provision for success fees as originally requested by certain professionals in their applications for retention).(1) Estimated Allowed Claims: $51,200,000	Estimated Recovery: 100% of Allowed Claim.

Tax Claims (includes all Claims entitled to priority under section 507(a)(8) of the Bankruptcy Code). Estimated Allowed Claims: $11,400,000

At the election of the Debtors, each holder of an Allowed Tax Claim shall receive in full satisfaction of such holder’s Allowed Tax Claim: (a) the amount of such holder’s Allowed Tax Claim, with Post-Confirmation Interest thereon, in equal annual Cash payments on each anniversary of the Effective Date, until the sixth anniversary of the date of assessment of such Tax Claim (provided that the Disbursing Agent may prepay the balance of any such Allowed Tax Claim at any time without penalty), (b) a lesser amount in one Cash payment as may be agreed upon in writing by such holder, or (c) such other treatment as may be agreed upon in writing by such holder; provided, that such agreed-upon treatment may not provide such holder with a return having a present value as of the Effective Date that is greater than the amount of such holder’s Allowed Tax Claim.

Estimated Recovery: 100% of Allowed Claim.

CLASSIFIED CLAIMS AND INTERESTS

Classes of Claims and Interests	Treatment of Classes of Claims and Interests

MIRANT DEBTORS

Class 1 — Priority Claims	Unimpaired.

Estimated Allowed Claims: $34,000

Pursuant to section 1124 of the Bankruptcy Code, all of the legal, equitable and contractual rights to which a holder of an Allowed Priority Claim is entitled shall be fully reinstated and retained, and such Allowed Priority Claim (including any amounts to which such holder is entitled pursuant to section 1124(2) of the Bankruptcy Code) shall be paid in full in accordance with such reinstated rights on the Distribution Date.

Estimated Recovery: 100% of Allowed Claim.

(1)                                  The $19,000,000 figure does not include additional compensation that may be sought by certain professionals retained by the Equity Committee in accordance with retention orders previously entered by the Bankruptcy Court.

Class 2 — Secured Claims	Impaired.

Estimated Allowed Claims: $150,200,000 of Allowed Claims plus $1,500,000 of interest accrued from the Petition Date through the Effective Date

General: Except as otherwise agreed, each holder of an Allowed Secured Claim against any of the Mirant Debtors will receive on the Distribution Date in full satisfaction of such holder’s Allowed Secured Claim (a) a single Cash payment equal to the sum of (1) the Allowed Secured Claim and (2) accrued postpetition interest from the Petition Date through the Effective Date, at an interest rate agreed to by the parties or, if no agreement can be reached, as determined by the Bankruptcy Court after notice and a hearing, or (b) if applicable, the implementation of any applicable right of set off permitted under section 553 of the Bankruptcy Code.

West Georgia Facility Claim: The West Georgia Facility Claims will be Allowed as Secured Claims. The holders of Allowed West Georgia Facility Claims in the amount of $139,700,000 will be paid (a) a Cash payment of $45,000,000; and (b) interest on the balance of the Allowed West Georgia Facility Claims at LIBOR plus 262.5 basis points through June 1, 2006, and at LIBOR plus 312.5 basis points through final maturity, in each case with a corresponding base rate option. Such holders shall also receive certain rights under the West Georgia Amended Loan Documents.

Estimated Recovery: 100% of Allowed Claim.

Class 3 — Unsecured Claims	Impaired.

Estimated Claims: $5,659,700,000 of Allowed Claims, plus $730,600,000 of interest accrued from the Petition Date through the Effective Date

Except as provided in Sections 15.4 and 17.3 of the Plan, each holder of Allowed Unsecured Claims (including the Mirant Debt Claims, the Subordinated Note Claims and the California Party Unsecured Claims, but excluding Convenience Claims, Mirant Debtor Class 6 – Unimpaired Unsecured/Convenience Claims and Mirant Debtor Class 7 – Mirant Peaker Unsecured Claims) (including accrued interest as calculated pursuant to Section 10.14(a) of the Plan) against any of the Mirant Debtors shall receive on the Distribution Date a Pro Rata Share of (a) 96.25% of the shares of New Mirant Common Stock to be issued pursuant to the Plan (excluding (i) the shares to be issued to the holders of Allowed MAG Debtor Class 4 — PG&E/RMR Claims and Allowed MAG Debtor Class 5 — Unsecured Claims pursuant to Sections 5.2(d) and (e) of the Plan, respectively, and (ii) the shares reserved for issuance pursuant to the New Mirant Employee Stock Programs), and (b) the right to receive cash payments in an amount equal to such holder’s Pro Rata Share of the Designated Net Litigation Distributions allocated to the holders of Allowed Mirant Debtor Class 3 – Unsecured Claims, as set forth in Section 10.13 of the Plan.

The enforcement of subordination rights by the holders of certain Mirant Debt Claims is also resolved pursuant to Section 15.4 of the Plan, pursuant to which (1) each holder of Allowed Claims in respect of Subordinated Notes will receive on the Distribution Date a Pro Rata Share of (a) 3.5% of the shares of New Mirant Common Stock to be issued under the Plan (excluding (i) shares to be issued to holders of Allowed MAG Debtor Class 4 — PG&E/RMR Claims and Allowed MAG Debtor Class 5 — Unsecured Claims, provided that if such shares are issued to the holders of Allowed Mirant Debtor Class 3 — Unsecured Claims, the holders of the Claims in respect of the Subordinated Notes shall receive 3.5% of such shares, and (ii) the shares reserved for issuance pursuant to New Mirant Employee Stock Programs); and (b) the New Mirant Series B Warrants; and (2) holders of claims (including accrued interest calculated pursuant to Section 10.14(a) of the Plan) in respect of Subordinated Notes shall participate on a pari passu basis with holders of Allowed Mirant Class 3 — Unsecured Claims in Cash payments equal to 50% of the Designated Net Litigation Distributions.

Estimated Recovery: More than required by the “best interests of creditors” test set forth in Section 1129(a)(7) of the Bankruptcy Code.

Class 4 — Convenience Claims	Impaired.

Estimated Allowed Claims: Up to $4,240,000 plus $417,000 of interest accrued from the Petition Date through the Effective Date

Each holder of an Allowed Mirant Debtor Class 4 — Convenience Claim, which is an Unsecured Claim against any of the Mirant Debtors (excluding Mirant Debt Claims, Subordinated Note Claims and Claims of current and former directors, managers, officers and employees and any Convenience Claims in Mirant Debtor Class 6 — Unimpaired Unsecured/Convenience Claims) up to $25,000 in amount, or up to $140,000 in amount in respect of certain Mirant Debtors, at the Debtors’ election in consultation with the Corp Committee, shall receive on the Distribution Date a single Cash payment in an amount equal to the amount of such holder’s Allowed Convenience Claim together with simple interest from the Petition Date to the Effective Date at 4% per annum as provided in Section 10.14(d) of the Plan.

Estimated Recovery: 100% of Allowed Claim.

Class 5 — Equity Interests	Impaired.

Estimated Allowed Equity Interests: N/A

On the Effective Date, all Equity Interests in Mirant shall be cancelled, and each holder of an Allowed Mirant Debtor Class 5 — Equity Interest in Mirant shall receive on the Distribution Date a Pro Rata Share of: (a) 3.75% of the shares of New Mirant Common Stock to be issued under the Plan, excluding the shares (i) to be issued to the holders of Allowed MAG Debtor Class 4 — PG&E/RMR Claims and Allowed MAG Debtor Class 5 — Unsecured Claims; provided, that, if such shares are distributed to holders of Allowed Mirant Debtor Class 3 — Unsecured Claims, the holders of Allowed Mirant Debtor Class 5 — Equity Interests shall receive 3.75% of such shares, and (ii) to be reserved for issuance pursuant to the New Mirant Employee Stock Programs; (b) the New Mirant Series A Warrants; and (c) the right to receive Cash payments in an amount equal to such holder’s Pro Rata Share of the Designated Net Litigation Distributions allocated to the holders of Mirant Debtor Class 5 – Equity Interests, as provided in

Section 10.13 of the Plan..

Estimated Recovery: Undetermined.

Class 6 – Unimpaired Unsecured/Convenience Claims	Unimpaired.

Estimated Allowed Claims: $686,700 plus $64,000 of interest accrued from the Petition Date through the Effective Date

Each holder of an Allowed Mirant Debtor Class 6 — Unimpaired Unsecured/Convenience Claim shall be unimpaired under the Plan and, pursuant to section 1124 of the Bankruptcy Code, receive on the Distribution Date, a single Cash payment in an amount equal to the amount of such holder’s Allowed Unimpaired Unsecured/Convenience Claim together with simple interest from the Petition Date to the Effective Date at 4% per annum.

Estimated Recovery: 100% of the Allowed Claims

Class 7 – Mirant Peaker Unsecured Claims	Impaired.

Estimated Allowed Claims: $11,000,000 plus $1,000,000 of interest accrued from the Petition Date through the Effective Date

Each holder of an Allowed Unsecured Claim against Mirant Peaker shall receive the treatment provided to holders of Mirant Debtor Class 3 — Unsecured Claims (other than the right to receive the Designated Net Litigation Distributions). To the extent that the thirty (30)—day weighted average price per share of New Mirant Common Stock, after trading commences in a recognized market, multiplied by the number of shares received by a holder of an Allowed Unsecured Claim against Mirant Peaker is less than the amount of such Allowed Unsecured Claim, New Mirant shall pay to such holder Cash in the amount of the difference between such holder’s Allowed Unsecured Claim and such price per share multiplied by the number of shares received by such holder within seven (7) Business Days after the Claim has been Allowed to cover the shortfall.

Estimated Recovery: 100% of Allowed Claims.

MAG DEBTORS

Class 1 — Priority Claims	Unimpaired.

Estimated Allowed Claims: $11,000

Pursuant to section 1124 of the Bankruptcy Code, all of the legal, equitable and contractual rights to which a holder of an Allowed Priority Claim is entitled shall be fully reinstated and retained, and such Allowed Priority Claims (including any amounts to which such holder is entitled pursuant to section 1124(2) of the Bankruptcy Code) shall be paid in full in accordance with such reinstated rights on the Distribution Date.

Estimated Recovery: 100% of Allowed Claims.

Class 2 — Secured Claims	Impaired.

Estimated Allowed Claims: $12,800,000 of Allowed Claims, plus $1,900,000 of interest accrued from the Petition Date through the Effective Date

Except as otherwise agreed, each holder of an Allowed Secured Claim against any of the MAG Debtors (other than any Allowed MAG Debtor Class 3 — New York Taxing Authorities Secured Claim) will receive on the Distribution Date in full satisfaction of such holder’s Allowed Secured Claim (a) a single Cash payment equal to the sum of (1) the Allowed Secured Claim and (2) accrued postpetition interest from the Petition Date through the Effective Date, at an interest rate agreed to by the parties or, if no agreement can be reached, as determined by the Bankruptcy Court after notice and a hearing, or (b) if applicable, the implementation of any applicable right of set off permitted under section 553 of the Bankruptcy Code.

Estimated Recovery: 100% of Allowed Claim.

Class 3 — New York Tax Secured Claims	Undetermined

Estimated Allowed Claims: Undetermined	The Confirmation Hearing with respect to the Plan has been adjourned with respect to the Excluded Debtors and such Excluded Debtors will remain in Chapter 11.

Estimated Recovery: 100% of Allowed Claim.

Class 4 — PG&E/RMR Claims	Impaired.

Estimated Allowed Claims: $133,000,000

Each holder of an Allowed PG&E/RMR Claim against any of the MAG Debtors shall receive on the Distribution Date the treatment specified in the California Settlement as set forth in Section 15.1 of the Plan including (a) at the option of the Debtors as exercised with respect to MAG Debtor Class 5 — Unsecured Claims, $119,700,000 either in Cash or New MAG Holdco Notes and (b) 0.2% of the shares of New Mirant Common Stock issued under the Plan (excluding the shares reserved for the New Mirant Employee Stock Programs).

Estimated Recovery: 100% of Allowed Claim.

Class 5 — Unsecured Claims	Impaired.

Estimated Claims: $1,157,000,000 Allowed Claims, plus $213,000,000 of interest accrued from the Petition Date through the Effective Date	Each holder of an MAG Debtor Class 5 — Allowed Unsecured Claim (including, without limitation, a MAG Short-term Debt Claim, but excluding Convenience Claims) against any of the MAG Debtors (including accrued interest as calculated pursuant to Section 10.14(b) of the Plan) shall receive on the Distribution Date a Pro Rata Share of: (a) at the option of the Debtors, $1,231,110,000 either in Cash or New MAG Holdco Notes and (b) 2.1% of shares of New Mirant Common Stock issued under the Plan (excluding the shares reserved for issuance pursuant to the New Mirant Employee Stock Programs) excluding amounts allocable to MAG Debtor Class 4 — PG&E/RMR Claims. The treatment of Allowed MAG Debtor Class 5 — Unsecured Claims is based upon an assumed Effective Date of December 31, 2005. To the extent the Effective Date occurs after December 31, 2005, the Plan Distribution will be adjusted to reflect the amount of accrued interest payable, calculated in accordance with Section 10.14(b) of the Plan.

Estimated Recovery: 100% of Allowed Claim.

Class 6 — MAG Long-term Note Claims	Unimpaired.

Estimated Allowed Claims: $1,732,700,000, plus approximately $416,400,000 of interest accrued from the Petition Date through the Effective Date

Each holder of an Allowed MAG Long-term Note Claim against the MAG Debtors shall be unimpaired under the Plan, and pursuant to section 1124 of the Bankruptcy Code: (a) all of the legal, equitable and contractual rights to which such Claim entitles such holder against the MAG Debtors in respect of such Claim shall be fully reinstated and retained; (b) all defaults, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code, shall be cured; (c) the maturity of such MAG Long-term Note(s) shall be reinstated, and (d) all amounts owed to such holders (including (i) accrued interest as calculated pursuant to Section 10.14(c) of the Plan, and (ii) any amounts to which such holder is entitled pursuant to sections 1124(2)(C) and (D) of the Bankruptcy Code) shall be paid in full on the later of the Effective Date and the date such amount otherwise becomes due and payable under the MAG Indenture and the MAG Long-term Notes, as reinstated. In addition, the Confirmation Order shall implement the New MAG Debt Covenants as specified in Section 8.19 of the Plan.

Estimated Recovery: 100% of Allowed Claim.

Class 7 — Convenience Claims	Impaired.

Estimated Allowed Claims: $4,300,000 plus $423,000 of interest accrued from the Petition Date through the Effective Date

Each holder of an Allowed MAG Debtor Class 7— Convenience Claim, which is an Unsecured Claim against the MAG Debtors (excluding MAG Short-term Debt Claims and Claims of current or former directors, managers, officers or employees of a Debtor or a MAG Debtor Class 9—MAG Non-Voting Convenience Claims) equal to or less than $25,000 in amount, shall receive on the Distribution Date a single Cash payment in an amount equal to the amount of such holder’s Allowed Convenience Claim together with simple interest from the Petition Date to the Effective Date at 4% per annum pursuant to Section 10.14(e) of the Plan.

Estimated Recovery: 100% of Allowed Claim.

Class 8 — Equity Interests	Unimpaired

Estimated Allowed Equity Interests: N/A

MAI, as the holder of the Allowed Equity Interests in MAG, shall be unimpaired under the Plan, and pursuant to section 1124 of the Bankruptcy Code, all of the legal, equitable and contractual rights to which such Equity Interests entitle MAI in respect of such Equity Interests shall be fully reinstated and retained on and after the Effective Date.

Estimated Recovery: Undetermined.

Class 9 — MAG Non-Voting Convenience Claims	Unimpaired

Estimated Allowed Claims: $21,000

Each holder of an Allowed MAG Non-Voting Convenience Claim will receive on the Distribution Date in full satisfaction of such holder’s Allowed MAG Non-Voting Convenience Claim, a single Cash payment equal to (1) the Allowed MAG Non-Voting Convenience Claim and (2) accrued postpetition interest from the Petition Date through the Effective Date, at an interest rate agreed to by the parties or, if no agreement can be reached, as determined by the Bankruptcy Court after notice and a hearing.

Estimated Recovery: 100%

CANCELLATION OF INSTRUMENTS AND SECURITIES

Upon the occurrence of the Effective Date, the Mirant Notes, the Mirant “C” Facility, the Mirant 364-Day Revolver, the Mirant 4-Year Revolver, the MAG Revolvers, the Subordinated Notes and the MAG Short-term Notes shall be cancelled and annulled. Immediately upon the completion of all Plan Distributions to the holders of the Mirant Notes, the Subordinated Notes and the MAG Short-term Notes, the Old Indenture Trustees shall be authorized and directed (without further approval, act or other determination under applicable law, regulation, order or rule) to take such action as shall be necessary or appropriate to terminate and extinguish (a) all of the Debtors’ obligations under the Mirant Indentures and (b) all of the Debtors’ obligations with respect to the MAG Short-term Notes under the MAG Indenture, following which, each of the Mirant Indentures and the MAG Indenture (to the extent it relates to the MAG Short-term Notes) shall terminate.

On the Effective Date, all Equity Interests in Mirant shall be cancelled and annulled, and all rights thereunder shall be settled and compromised in full in exchange for the Plan Distributions to be made to the holders of all such Allowed Equity Interests.

SEPARATE EXISTENCE/REVESTING OF ASSETS

Except as otherwise provided in Article VIII of the Plan, each of the Debtors shall continue to exist after the Effective Date as a separate entity, with all the powers available to such legal entity, in accordance with applicable law and pursuant to the New Mirant Constituent Documents, which shall become effective upon the occurrence of the Effective Date. On or after the Effective Date, the Debtors may, within their sole and exclusive discretion take such action as permitted by applicable non-bankruptcy law and as they determine is reasonable and appropriate.

Although Mirant will convert into a limited liability company, it shall continue to exist as a separate legal entity on and after the Effective Date, having all rights and powers under applicable law.

Upon the occurrence of the Effective Date, except as otherwise provided in the Plan, title to all of the Assets shall vest in the Debtors free and clear of all liens, Claims, Causes of Action, interests, security interests and other encumbrances and without further order of the Bankruptcy Court, including, without limitation, the liens set forth in Exhibit “2” to the Confirmation Order. On and after the occurrence of the Effective Date, except as otherwise provided in the Plan, the Debtors and New Mirant may operate their business and may use, acquire and dispose of their Assets free of any restrictions of the Bankruptcy Code.

EXIT FINANCING

In order to fund the day-to-day operations of the Debtors’ North American business as well as to provide liquidity to meet working capital requirements, including potential collateral requirements resulting from changes in commodity prices, the Debtors have procured exit financing in connection with their emergence from chapter 11.  The Exit Financing will consist of: (a) a $800,000,000 senior secured revolving credit facility (the “Revolving Credit Facility”) and $700,000,000 senior secured tranche B term loan facility (the “Term Facility” and together with the Revolving Credit Facility, the “Senior Secured Facilities”) and (b) $850,000,000 in Cash proceeds from an issue or placement of senior notes (the “Exit Notes”).  An interim facility of no less than $850,000,000 is also available to the Debtors in the event the Debtors are unable to issue all or some of the Exit Notes as of the Effective Date (the “Bridge Facility,” the Bridge Facility, if any, together with the Senior Secured Facilities and the Exit Notes, the “Exit Financing”).

RELEASES, EXCULPATIONS AND INJUNCTIONS

The Plan provides for various releases, exculpations and injunctions pursuant to Sections 6.3, 8.4, 8.16, 9.3(c), 13.3, 14.4, 17.2, 17.4, 17.5, 17.6 and 17.20 thereof, which to the extent they impact the Causes of Action against non-Debtors, only do so to the extent such Causes of Action are inextricably interwoven with Causes of Action against the Debtors.

The injunction in Section 17.20 of the Plan provides that on the Effective Date and except as otherwise provided herein, all Persons and Entities who have been, are, or may be holders of Claims against or Equity Interests in the Debtors (other than holders of Allowed MAG Long-term Note Claims with respect to their legal, equitable and contractual rights, and personal Causes of Action against MAG, MAG’s Assets and any of MAG’s current or former managers, officers, employees, agents and professionals) shall be permanently enjoined from taking any of the following actions against or affecting New Mirant and its Affiliates, the Debtors, Protected Persons, the Estates, the Assets, the Plan Trust or the Disbursing Agent, or any of their respective current or former members, directors, managers, officers, employees, agents, members, shareholders, professionals, successors and assigns or their respective Assets and property with respect to such Claims or Equity Interests (other than actions brought to enforce any rights or obligations under the Plan, the Plan Documents or the Confirmation Order):

(a)                                  commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including, without limitation, all suits, actions, and proceedings that are pending as of the Effective Date, which must be withdrawn or dismissed with prejudice);

(b)                                 enforcing, levying, attaching, collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order;

(c)                                  creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance; and

(d)                                 asserting any setoff, right of subrogation or recoupment of any kind; provided, that any defenses, offsets or counterclaims which the Debtors may have or assert in respect of the above referenced Claims are fully preserved in accordance with Section 17.17 of the Plan, except that Pepco’s TPA Claims are not subject to any such defenses, offsets or counterclaim objections.

The prosecution of any Cause of Action indemnified by the Debtors, New Mirant or MET pursuant to Section 8.4 of the Plan shall be permanently enjoined and prohibited, except solely for the purpose of obtaining a recovery from the issuer of any applicable insurance policy proceeds; provided, however, any entity without actual or constructive notice of the Plan and The Southern Company shall not be stayed by paragraph 89 of the Confirmation Order unless such entity or The Southern Company agrees to be enjoined pursuant to paragraph 89 of the Confirmation Order; provided, further, that the Bankruptcy Court shall marshal insurance policy proceeds referred to in paragraph 89 of the Confirmation Order to ensure that entities enjoined by this paragraph are satisfied as to their claims before use of such proceeds to satisfy any entity (including The Southern Company) which is not so enjoined.

Holders of Allowed Tax Claims are bound by the terms of the Plan and the Confirmation Order from commencing or continuing any action or proceeding against any responsible person, officer or director of the Debtors that otherwise would be liable to such holders for payment of such Tax Claims so long as the Debtors are in compliance with Section 6.3 of the Plan.

The BEWAG Counterparties are permanently enjoined from taking any action to enforce the BEWAG Contract and the obligations arising thereunder against New Mirant, its subsidiaries and their Assets.

All holders of Claims and Equity Interests are permanently enjoined from asserting or prosecuting any Claim or Cause of Action against any Protected Person as to which such Protected Person has been exculpated from liability pursuant to the Plan and the Confirmation Order.

Notwithstanding any provision in the Plan or the Confirmation Order, the confirmation of the Plan does not affect any setoff or recoupment rights of the United States and such rights, and any defenses Debtors may have thereto, are expressly preserved.

EFFECT OF CONFIRMATION

The rights afforded in the Plan or in any Plan Documents and the treatment of all Claims and Equity Interests therein shall be in exchange for and in complete satisfaction, discharge, and release of all Claims and Equity Interests of any nature whatsoever, including, where applicable, any accrued interest, as calculated under Section 10.14 of the Plan, against the Debtors and the Debtors-in-Possession, or any of their Estates, Assets, properties, or interests in property.  Except as otherwise provided in the Plan, on the Effective Date, all Claims against and Equity Interests in the Debtors and the Debtors-in-Possession shall be satisfied, discharged, and released in full. Neither New Mirant, its Affiliates nor the Debtors shall be responsible for any pre-Effective Date obligations of the Debtors or the Debtors-in-Possession, except those expressly assumed by New Mirant, its Affiliates or any such Debtor, as applicable.  Except as otherwise provided in the Plan, all Persons and Entities shall be precluded and forever barred from asserting against New Mirant and its Affiliates, the Debtors, their respective successors or assigns, or their Estates, Assets, properties, or interests in property any event, occurrence, condition, thing, or other or further Claims or Causes of Action based upon any act, omission, transaction, or other activity of any kind or nature that occurred or came into existence prior to the Effective Date, whether or not the facts of or legal bases therefor were known or existed prior to the Effective Date; provided, however, that nothing in the Confirmation Order shall affect the rights of any entity to pursue a claim (as defined in section 101(5) of the Bankruptcy Code) that arises after entry of the Confirmation Order against any entity liable to such entity on account of such claim, and nothing herein shall affect any right of any entity to assert a claim if the Bankruptcy Court determines such entity was not afforded due process.

None of the Debtors, the Old Indenture Trustees or any Protected Persons shall be liable for any Cause of Action arising in connection with or out of the administration of the Chapter 11 Cases, pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for gross negligence or willful misconduct as determined by Final Order of the Bankruptcy Court.

Except as otherwise provided in the Confirmation Order or in the Plan, on the Effective Date, without further notice or order, all Claims of any nature whatsoever shall be automatically discharged forever. Except as otherwise provided in the Plan or the Confirmation Order, on the Effective Date, the Debtors, their Estates, and all successors thereto shall be deemed fully discharged and released from any and all Claims, including, but not limited to, demands and liabilities that arose before the Effective Date, and all debts of the kind specified in sections 502(g), (h), or (i) of the Bankruptcy Code, whether or not: (a) a proof of Claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy Code; (b) a Claim based upon such debt is allowed under section 502 of the Bankruptcy Code; or (c) the holder of a Claim based upon such debt has accepted the Plan. The Confirmation Order constitutes a judicial determination of discharge of all liabilities of the Debtors, their Estates, and all successors thereto.  As provided in section 524 of the Bankruptcy Code, such discharge shall void any judgment against the Debtors, their Estates, or any successor thereto at any time obtained to the extent it relates to a Claim discharged, and operates as an injunction against the prosecution of any action against New Mirant and its Affiliates or property of the Debtors or their Estates to the extent it relates to a discharged Claim.

Except as otherwise provided in the Confirmation Order or in the Plan, upon the occurrence of the Effective Date, the Debtors shall be discharged from all Claims and Causes of Action to the fullest extent permitted by section 1141 of the Bankruptcy Code, and all holders of Claims and Equity Interests shall be precluded from asserting against New Mirant and its Affiliates, the Debtors, the Assets, or any property dealt with under the Plan, any further or other Cause of Action based upon any act or omission, transaction, event, thing, or other activity of any kind or nature that occurred or came into existence prior to the Effective Date.

After the consummation of the intercompany transfers contemplated in Sections 8.2 and 8.3 of the Plan, including the Fresh Structure Transactions, New Mirant and MET shall not have, and shall not be construed to have or maintain, any liability, claim, or obligation that is based in whole or in part on any act, omission, transaction, event, other occurrence or thing occurring or in existence on or prior to the Effective Date of the Plan (including, without limitation, any liability or claims arising under applicable non-bankruptcy law as a successor to Mirant or the Trading Debtors) and no such liabilities, claims, or obligations for any acts shall attach to New Mirant and MET under any theory at law or in equity, including without limitation, as a successor to Mirant or the Trading Debtors, respectively; provided, however, solely with respect to the Indenture dated as of February 9, 2001 by and among non-Debtor subsidiary Mirant Trinidad Investments, Inc., Bankers Trust Company, as trustee and Deutsche Bank Luxembourg S.A., as paying agent and transfer agent, New Mirant shall be the successor to Mirant..  All Persons shall be precluded and forever barred from asserting against New Mirant or MET and their respective Affiliates any event, occurrence, thing, or other further Claims or Causes of Action based upon any act or omission, transaction, or other activity of any kind or nature that occurred or came into existence prior to the Effective Date, whether or not the facts of or legal bases therefor were known or existed prior to the Effective Date.

Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust, lien, pledge or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan (including, without limitation, the Exit Facility), shall not be subject to any stamp tax, or other similar tax.

The provisions of section 1145 of the Bankruptcy Code are applicable to the issuance and distribution of any securities issued under the Plan or any Plan Document, including, without limitation, New Mirant Common Stock, New Mirant Series A Warrants, New Mirant Series B Warrants, MAI Series A Preferred Shares, MAI Series B Preferred Shares, New MAG Holdco Notes and the Plan Secured Notes.  Therefore, to the extent that an “offer or sale” is deemed to have occurred, any such securities are exempt from the requirements of Section 5 of the Securities Act and any state or local law requiring registration.

B.                                     New Common Stock Issuable on Effective Date

As noted above, the Plan will result in the cancellation of Mirant’s common stock issued prior to the Petition Date.  Mirant will issue 300,000,000 shares of New Mirant Common Stock under the Plan.  Mirant is currently evaluating the portion of these shares that will be reserved for claims that are currently unresolved.  In addition, (a) 18,575,851 shares will be reserved for issuance pursuant to the Company’s long-term incentive program as in effect from time to time (b) 35,294,118 shares will be reserved for issuance in connection with the New Mirant Series A Warrants and (c) 17,647,059 shares will be reserved for issuance with the New Mirant Series B Warrants.  The strike price for the New Mirant Series A Warrants will be $21.87 per share and the strike price for the New Mirant Series B Warrants will be $20.54 per share.

EQUITY OWNERSHIP OF NEW MIRANT

Assuming that all Claims and all Equity Interests entitled to receive New Mirant Common Stock under the Plan are Allowed on the Effective Date and that all shares of New Mirant Common Stock issued under the Plan are issued on the Effective Date, the common ownership of New Mirant on the Effective Date would be as follows:

Class of Creditor or Interest Holder	% of Issued Shares

A. MAG Classes (total 2.3%)

Holders of Allowed MAG Debtors Class 4 - PG&E/RMR Claims	0.2%

Holders of Allowed MAG Debtors Class 5 - Unsecured Claims	2.1%

B. Mirant Classes (total 97.7%)

Allowed Mirant Debtor Class 3 – Unsecured Claims

• Unsecured Claims (other than holders Subordinated Note Claims)	90.62% (92.75%(2) of 97.7%)

• Subordinated Note Claims	3.42% (3.5% of 97.7%)

Holders of Allowed Mirant Debtor Class 5 – Equity Interests	3.66% (3.75% of 97.7%)

TOTAL	100%

C.                                     Information as to Assets and Liabilities

Information as to MIRMA’s assets and liabilities as of the most recent practicable date is contained in the Monthly Operating Report for the period October 1, 2005 through October 31, 2005, filed with the Bankruptcy Court on December 7, 2005.  The Monthly Operating Report is filed as Exhibit 99.1 to this Current Report on Form 8-K.

(2)                                  This is the difference between the total allocation of New Mirant Common Stock to holders of Allowed Mirant Class 3 – Unsecured Claims (96.25%) less the allocation of New Mirant Common Stock to the holders of Subordinated Note Claims under the settlement provided in the Plan (3.5%).

Cautionary Statement Regarding the Monthly Operating Report

The Monthly Operating Report contains financial statements and other financial information that have not been audited or reviewed by MIRMA’s independent auditors and may be subject to future reconciliation or adjustments.  The Monthly Operating Report is in a format prescribed by applicable bankruptcy laws and should not be used for investment purposes.  The Monthly Operating Report contains information for periods different from those required in MIRMA’s reports pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) and that information may not be indicative of MIRMA’s financial condition or operating results for the period that would be reflected in MIRMA’s financial statements or its reports pursuant to the Exchange Act.  Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.

FORWARD LOOKING STATEMENTS

Some of the statements included herein involve forward-looking information. We caution you that these statements involve known and unknown risks and that there can be no assurance that such results will occur. There are various important factors that could cause actual results to differ materially from those indicated in the forward- looking statements, such as, but not limited to, (i) the instructions, orders and decisions of the Bankruptcy Court and other effects of legal and administrative proceedings, settlements, investigations and claims; (ii) our ability to satisfy the conditions precedent to the effectiveness of the Plan of Reorganization, including the ability to consummate the exit financing; (iii) changes in market conditions, including developments in energy and commodity supply, demand, volume and pricing or the extent and timing of the entry of additional competition in the markets of us or our subsidiaries and affiliates; (iv) market volatility or other market conditions that could increase our obligations to post collateral beyond amounts which are expected; (v) our inability to access effectively the over-the-counter and exchange-based commodity markets or changes in commodity market liquidity or other commodity market conditions, which may affect our ability to engage in hedging activities as expected; (vi) our ability to borrow additional funds and access capital markets; (vii) weather and other natural phenomena, war, terrorist activities or the occurrence of a catastrophic loss; (viii) deterioration in the financial condition of our customers or counterparties and the resulting failure to pay amounts owed to us or to perform obligations or services due to us; (ix) our ability to generate sufficient cash flow or to access the cash flow generated by our subsidiaries; (x) Mirant’s substantial consolidated indebtedness and the possibility that Mirant and its subsidiaries may incur additional indebtedness in the future; (xi) the disposition of the pending litigation described in our filings with the Securities and Exchange Commission; and (xii) other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2004 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 filed with the Securities and Exchange Commission.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Exhibit Name
2.1	Order confirming the amended and restated second amended joint Chapter 11 Plan of Reorganization for Mirant Corporation and its affiliated Debtors.
99.1	Mirant Mid-Atlantic, LLC Monthly Operating Report

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 14, 2005

Mirant Mid-Atlantic, LLC

/s/ Thomas Legro
Thomas Legro
Senior Vice President and Controller
(Principal Accounting Officer)